                                                                  EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-82109) of our report dated February 24, 1999 relating to the financial statements and financial statement schedule of Wind River Systems, Inc., which appears in Wind River Systems, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1999.

PricewaterhouseCoopers LLP

San Jose, California
August 27, 1999